                            SCHEDULE 14C INFORMATION
                 Information Statement Pursuant to Section 14(c)
                     of the Securities Exchange Act of 1934
                                (Amendment No. )


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[ ] Preliminary Information Statement


[ ] Confidential, for Use of the Commission Only (as permitted by
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[x] Definitive Information Statement


    American Odyssey Funds, Inc.
    ----------------------------------------------------
    (Name of Registrant as Specified In Its Charter)

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

                          AMERICAN ODYSSEY FUNDS, INC.
                                TWO TOWER CENTER
                        EAST BRUNSWICK, NEW JERSEY 08816

                           NOTICE OF NEW SUBADVISER
                     FOR THE EMERGING OPPORTUNITIES FUND


     American Odyssey Funds, Inc. ("AOF") wants you to know about a change in ownership involving Cowen & Co., one of the two subadvisers to the American Odyssey Emerging Opportunities Fund.

     Cowen & Co. was recently acquired by Societe Generale and is now known as SG Cowen Securities Corporation ("SG Cowen"). Because of this change in ownership, the federal securities laws require that the Emerging Opportunities Fund's investment subadvisory agreement with Cowen & Co. end and that AOF enter into a new subadvisory agreement with SG Cowen. Accordingly, the Board of Directors of AOF (the "Board") has approved a new subadvisory agreement with SG Cowen.

     The new subadvisory agreement will not result in any significant changes for the Emerging Opportunities Fund. In particular:

          - American Odyssey Funds Management, Inc. (the "Manager") will continue to allocate the Fund's assets between the SG Cowen and Chartwell Investment Partners, the Fund's two subadvisers.

          - The personnel and the nature of the services SG Cowen provides will not change. SG Cowen, through its investment management division, now known as SG Cowen Asset Management, will continue to provide the same investment advisory services to the Emerging Opportunities Fund as before.

          - The new subadvisory agreement with SG Cowen is exactly the same as the old agreement with Cowen & Co. except for the name of the subadviser and the date. Advisory and subadvisory fees will not change.

          - SG Cowen will pay for the costs of entering into the new subadvisory agreement, including the cost of providing you with this notice.
            The Fund  will not pay for any of these costs.



     WE ARE NOT ASKING YOU FOR VOTING INSTRUCTIONS, AND YOU ARE REQUESTED NOT TO SEND US VOTING INSTRUCTIONS. In accordance with an order issued by the Securities and Exchange Commission (the "SEC"), shareholders do not need to approve the new subadvisory agreement, and we therefore have not scheduled a special shareholders meeting. Instead, we are sending you this notice which gives the same information you would have received if we had asked you to vote on the agreement. We began distribution of this notice on approximately
August 14, 1998.


     As you can see, we have included this notice with our semi-annual report dated June 30, 1998. Upon request, we will send you a free copy of our most recent annual report, which was dated December 31, 1997. If you would like a copy, please write to American Odyssey Funds Management, Inc., Two Tower Center, East Brunswick, New Jersey 08816, or call 1-800-242-7884.

     The following pages contain additional information about SG Cowen and the new subadvisory agreement. If you have any questions, please call us at 1-800-242-7884.

WHY THE OLD SUBADVISORY AGREEMENT ENDED

     On July 1, 1998, a wholly-owned subsidiary of Societe Generale called Societe Generale Securities Corporation acquired the business of Cowen & Co. and became SG Cowen. Societe Generale is a leading international commercial and investment bank established in 1864. Societe Generale is headquartered in France and has a global network of offices in over eighty countries.

     The federal securities laws require that when a mutual fund's investment adviser or subadviser has a change in ownership, the fund's agreement with that adviser or subadviser must end. If the mutual fund wants the adviser or subadviser to continue to provide investment advisory services, the fund and the adviser or subadviser must enter into a new agreement. Because of this rule, the Emerging Opportunities Fund's subadvisory agreement with Cowen & Co. ended on July 1.

WHY THE BOARD APPROVED THE NEW SUBADVISORY AGREEMENT

     Cowen & Co. has served as a subadviser to the Emerging Opportunities Fund since May 1, 1997. We wanted Cowen & Co. to continue to serve in this role, regardless whether Societe Generale acquired it. For that reason, on May 28, 1998, the Board both re-approved the existing agreement with Cowen & Co. and approved a new subadvisory agreement with SG Cowen to be executed when Societe Generale completed the acquisition. (On July 1, 1998, Societe Generale did complete the acquisition. On that day, Cowen & Co. became SG Cowen, the old subadvisory agreement with Cowen & Co. ended, and the new agreement with SG Cowen became effective.) Approving the new agreement was an easy decision for the Board, because the new agreement simply maintains the status quo. We summarize four key points below.

     First, the new subadvisory agreement with SG Cowen is virtually identical to the old subadvisory agreement with Cowen & Co. The old agreement with Cowen & Co. became effective on May 1, 1998. (Between May 1, 1997 and April 30, 1998, a very similar agreement was in effect.) Shareholders had approved the old agreement on April 23, 1997. The new agreement with SG Cowen has two differences from the old agreement: the new agreement says "SG Cowen Securities Corporation" instead of "Cowen & Co.," and it is dated July 1 instead of May 1, 1998. Otherwise, the terms of the two agreements are the same, including the subadvisory fee the Emerging Opportunities Fund pays to the subadviser. While re-approving the old agreement, the Board compared the subadvisory fee to the fees other investment advisers receive. The Board concluded that the fee remains reasonable and within the range of fees charged for similar services.

     Second, SG Cowen will provide the Emerging Opportunities Fund with the same services it provided before as Cowen & Co. The Board considered information about Societe Generale's acquisition of Cowen & Co. Personnel at SG Cowen providing investment advisory services to the Fund remain the same as before the acquisition. In particular, William Church has had responsibility for the day-to-day management of the portion of the Emerging Opportunities Fund managed by Cowen & Co. since it became a subadviser to the Fund. Mr. Church continues in that role for SG Cowen.

     Third, the Fund does not have to pay for the costs of entering into the new subadvisory agreement. SG Cowen is paying for these costs, including the cost of sending you this notice.


     Fourth, entering into the new agreement with SG Cowen permits the Manager to continue its strategy of allocating the Emerging Opportunities Fund's assets between the Fund's two subadvisers. SG Cowen follows primarily a "value" approach to investing, while Chartwell Investment Partners, the Fund's other subadviser, takes a more "growth"-oriented approach. The Board believes that the added diversification provided by dividing the Fund's assets between subadvisers using contrasting investment styles benefits the Fund and you as an investor in it.


WHY SHAREHOLDERS DO NOT HAVE TO APPROVE THE NEW AGREEMENT

     AOF operates under a Manager/Subadviser structure for investment advisory services. The Manager manages the investment operations of AOF, including the Emerging Opportunities Fund. As part of its responsibilities, the Manager monitors and oversees the performance of the subadvisers, who make the day-to-day investment decisions for the Funds. The Manager also recommends changes in subadvisers if warranted.

     In part because it operates under the Manager/Subadviser structure, AOF has received permission from the SEC for the Board to add or change subadvisers and enter into new subadvisory agreements without shareholder approval. The Board will only make these types of changes if it concludes that doing so is in the Fund's best interest. The Board has concluded here that entering into the new subadvisory agreement with SG Cowen on the same terms as the old agreement with Cowen & Co. is in the Fund's best interest.

INFORMATION ABOUT THE NEW SUBADVISORY AGREEMENT

     As we have explained, the new subadvisory agreement with SG Cowen is the same as the old agreement with Cowen & Co., except for SG Cowen's name and the date. We summarize here the key terms of the agreement. We have also included the complete text of the new agreement as an appendix to this notice.

     The agreement provides:

          - That, subject to the supervision of the Manager and the Board, SG Cowen will manage the investment operations of the assets of the Emerging Opportunities Fund that the Manager allocates to it.

          - That SG Cowen will comply with the Fund's investment objectives, policies, and applicable law.

          - That SG Cowen will keep certain of the Fund's books and records and will furnish information to the Manager, the Board, and the Fund's custodian.

          - That, as required by the federal securities laws, the agreement can continue indefinitely if the Board of Directors re-approves the agreement annually after the agreement's second year.

          - That AOF, the Manager, and SG Cowen each has the right to terminate the agreement upon at least thirty days' notice.

          - That if SG Cowen breaches its fiduciary duty, intentionally engages in wrongdoing, or is grossly negligent or acts in reckless disregard of its duties to the Fund, it will be liable for any resulting loss to the Emerging Opportunities Fund. SG Cowen otherwise has no liability to the Fund.

          - And finally, that the Emerging Opportunities Fund will pay SG Cowen a subadvisory fee at an annual rate equal to:

             - 0.50% of the first $50 million of the Fund's assets allocated to
               SG Cowen, plus

             - 0.45% of the next $50 million of the Fund's assets allocated to
               SG Cowen, plus

             - 0.40% of the Fund's assets over $100 million allocated to SG
               Cowen.

             This is the same subadvisory fee that Cowen & Co. received under the old agreement. (For the Emerging Opportunities Fund's assets allocated to Chartwell Investment Partners, the Fund's other subadviser, the Fund pays Chartwell a separate subadvisory fee at a slightly higher rate. The Fund also pays a fee to the Manager equal to an annual rate of 0.25% of the Fund's assets.)

ADDITIONAL INFORMATION ABOUT SG COWEN


     The following chart provides information about the directors and officers of SG Cowen.


            NAME                  POSITION WITH SG COWEN          PRINCIPAL OCCUPATION
            ----                  ----------------------          --------------------
Joseph M. Cohen..............  Director and Chairman of the   Chairman of the Board of SG
                               Board                          Cowen
Curtis Welling...............  Chief Executive Officer and    Chief Executive Officer and
                               President                      President of SG Cowen
James Kelly..................  Chief Operating Officer        Chief Operating Officer of SG
                                                              Cowen
Ray Moran....................  Senior Managing Director       Senior Managing Director of
                                                              SG Cowen
James M. Walsh...............  Director                       Head of the Private Client
                                                              and Industry Services Group
                                                              of SG Cowen
Jacques Bouhet...............  Director                       Deputy Chief Executive
                                                              Officer, International &
                                                              Finance Division and Member
                                                              of the Management Committee
                                                              of Societe Generale
Jean-Bernard Guillebert......  Director                       Counselor to the President of
                                                              Societe Generale
Jean Huet....................  Director                       Chief Executive Officer of
                                                              Societe Generale Americas and
                                                              Member of the Management
                                                              Committee of Societe Generale
Alain Joyet..................  Director                       President of Societe Generale
                                                              (Canada) Montreal
Gerald Lacaze................  Director                       Deputy Director of Societe
                                                              Generale
Robert Le Roux...............  Director                       Director of Societe Generale
Jean-Paul Oudot..............  Director                       Director of Societe Generale
                                                              and Member of the Management
                                                              Committee of Societe Generale
Yves Tuloup..................  Director                       Chief Executive Officer,
                                                              International & Finance
                                                              Division of Societe Generale
                                                              and Member of the Management
                                                              Committee of Societe Generale


     The address for Messrs. Cohen and Moran is Financial Square, New York, New York 10005. The address for Messrs. Welling, Kelly, Walsh, and Huet is 1221 Avenue of the Americas, New York, New York 10020. The address for the other individuals listed in the chart (and for Societe Generale as well) is Tour Societe Generale, 17 Cours Valmy, 92972 Paris - La Defense, France.


     SG Cowen serves as investment adviser to one other mutual fund that invests primarily in small-capitalization stocks. That mutual fund is the SG Cowen Opportunity Fund, which is a series of SG Cowen Funds, Inc. As of June 30, 1998, the SG Cowen Opportunity Fund had approximately $86 million in assets. The Cowen Opportunity Fund pays SG Cowen an advisory fee at an annual rate of 0.90% of net assets.

     SG Cowen (and its predecessor) buys and sells securities for the Emerging Opportunities Fund primarily through brokers that provide "soft dollar" credits, which SG Cowen can use to obtain research services. SG Cowen may use these brokers if SG Cowen determines that commissions paid to the brokers are reasonable compared to the services the brokers provide. The Board monitors SG Cowen's commission practices, including its use of soft dollars.


OTHER INFORMATION

     American Odyssey Funds Management, Inc., the Manager, is located at Two Tower Center, East Brunswick, New Jersey 08816. The Manager serves as the overall investment adviser to each of the American Odyssey Funds, including the Emerging Opportunities Fund. RogersCasey Sponsor Services ("RogersCasey"), 1 Parklands Drive, Darien, Connecticut 06820, assists the Manager in monitoring the performance of the subadvisers and comparing that performance to that of other investment managers. The Manager pays RogersCasey's fees. RogersCasey does not receive a fee from the Emerging Opportunities Fund.


     The Manager provides accounting services to and keeps the accounts and records of the Emerging Opportunities Fund (other than those maintained by Investors Bank and Trust Company). The Manager also serves as transfer agent and dividend disbursing agent. Investors Bank and Trust Company, 200 Clarendon Street, Boston, Massachusetts 02116, serves as the custodian of the assets and is also the accounting services agent for the Fund. The Emerging Opportunities Fund pays the fees for those services. Investors Bank and Trust Company also assists the Manager in providing certain administrative services for the Fund. The Manager, not the Fund, pays the fees for these administrative services.
As of August 1, 1998, Copeland Equities, Inc., an affiliate of the Manager, also located at Two Tower Center, East Brunswick, New Jersey 08816, serves as the principal underwriter of the Emerging Opportunities Fund. It is expected that in the near future, CFBDS, Inc., 21 MilK Street, Boston, Massachusetts 02109, an indirect wholly-owned subsidiary of Signature Financial Group, Inc., will assume the role of principal underwriter of the Fund. PricewaterhouseCoopers L.L.P., One Post Office Square, Boston, Massachusetts 02109, serves as AOF's independent accountants and provides audit services.


     Like SG Cowen, Chartwell Investment Partners serves as a subadviser to the Emerging Opportunities Fund. Chartwell is located at 1235 Westlakes Drive, Suite 330, Berwyn, Pennsylvania 19312.

     In 1997, the Emerging Opportunities Fund paid a total of $1,405,303 in advisory fees. Of this amount, Cowen & Co. received $290,218.

     In 1997, the Emerging Opportunities Fund did not pay any commissions to any brokers affiliated with the Emerging Opportunities Fund, its subadvisers, or the Manager.

                                    APPENDIX

     The full text of the new subadvisory agreement with SG Cowen Securities Corporation appears below.

                        INVESTMENT SUBADVISORY AGREEMENT

     Agreement made as of this 1st day of July, 1998, among American Odyssey Funds, Inc., a Maryland corporation (the "Series Fund"), American Odyssey Funds Management, Inc., a New Jersey corporation (the "Manager"), and SG Cowen Securities Corporation, a New York corporation (the "Subadviser").

     WHEREAS, American Odyssey Funds Management, Inc. has entered into a management agreement (the "Management Agreement") with the Series Fund, a diversified open-end management investment company registered under the Investment Company Act of 1940 (the "1940 Act"), pursuant to which American Odyssey Funds Management, Inc. will act as Manager of the Series Fund.

     WHEREAS, the Series Fund is currently divided into six separate series or Funds, each of which is established pursuant to a resolution of the Board of Directors of the Series Fund, and the Series Fund may in the future add additional Funds; and

     WHEREAS, the Manager has the responsibility of evaluating, recommending, and supervising investment advisers to each Fund and, in connection therewith, desires to retain the Subadviser to provide investment advisory services to the American Odyssey Emerging Opportunities Fund (the "Fund"), the Series Fund has the responsibility of compensating the investment advisers to each Fund and desires to retain the Subadviser to provide investment advisory services to the Fund, and the Subadviser is willing to render such investment advisory services.

     NOW, THEREFORE, the parties agree as follows:

           1. (a) Subject to the supervision of the Manager and of the Board of Directors of the Series Fund, the Subadviser shall manage the investment operations of the assets of the Fund allocated by the Manager to the Subadviser (such assets referred to as the "Allocated Assets"), including the purchase, retention and disposition of portfolio investments, in accordance with the Fund's investment objectives, policies and restrictions as stated in the Prospectus (such Prospectus and Statement of Additional Information as currently in effect and as amended or supplemented from time to time, being herein called the "Prospectus") and subject to the following understandings:

             (i) The Subadviser shall consult periodically with the Manager and they shall agree upon the current investment strategy for the Allocated Assets in the light of anticipated cash flows.

             (ii) The Subadviser shall provide supervision of the Allocated Asset's investments and determine from time to time what securities, options, futures contracts, and other investments included in the Allocated Assets will be purchased, retained, sold, or loaned by the Fund, and what portion of the Allocated Assets will be invested or held uninvested as cash.

             (iii) In the performance of its duties and obligations under this Agreement, the Subadviser shall act in conformity with the Articles of Incorporation, By-Laws, and Prospectus of the Series Fund and with the instructions and directions of the Manager and of the Board of Directors of the Series Fund and will conform to and comply with the requirements of the 1940 Act, the Internal Revenue Code of 1986, and all other applicable federal and state laws and regulations.

             (iv) The Subadviser will place orders for the securities, options, futures contracts, and other investments to be purchased or sold as part of the Allocated Assets with or through such persons, brokers, dealers, or futures commission merchants (including but not limited to persons affiliated with the Manager) as the Subadviser may select in order to carry out the policy with respect to brokerage set forth in the Series Fund's Registration Statement and Prospectus or as the Board of Directors may direct from time to time. In providing the Fund with investment advice and management, the Subadviser will give primary consideration to securing the most favorable price and efficient execution. Within the framework of this policy, the Subadviser may consider such factors as the price of the security, the rate of the commission, the size and difficulty of the order, the reliability, integrity, financial condition, general execution and operational capabilities of competing broker-dealers and futures commission merchants, and the brokerage and research services they provide to the Subadviser or the Fund. The parties agree that it is desirable for the Fund that the Subadviser have access to supplemental investment and market research and security and economic analysis that certain brokers or futures commission merchants are able to provide. The parties further agree that brokers and futures commission merchants that provide such research and analysis may execute brokerage transactions at a higher cost to the Fund than would result if orders to execute such transactions had been placed with other brokers on the sole basis of ability to obtain the most favorable price and efficient execution. Therefore, notwithstanding the second sentence of this paragraph 1(a)(iv), the Subadviser is authorized to place orders for the purchase and sale of securities, options, futures contracts, and other investments for the Fund with brokers or futures commission merchants who provide the Subadviser with such research and analysis, subject to review by the Manager and the Series Fund's Board of Directors from time to time with respect to the extent and continuation of this practice. The Series Fund and the Manager acknowledge that the services provided by such brokers or futures commission merchants may be useful to the Subadviser in connection with the Subadviser's services to other clients.

             When the Subadviser deems the purchase or sale of a security, option, futures contract, or other investment to be in the best interest of the Fund as well as other clients of the Subadviser, the Subadviser, to the extent permitted by applicable laws and regulations, may, but shall be under no obligation to, aggregate the securities, options, futures contracts, or other investments to be sold or purchased in order to obtain the most favorable price or lower brokerage commissions and efficient execution and to allocate the shares purchased or sold among the Series Fund and the Subadviser's other clients on a fair and nondiscriminatory basis, in a manner consistent with the Subadviser's fiduciary obligations to the Fund and to such other clients.

             (v) The Subadviser shall maintain all books and records with respect to the portfolio transactions of the Allocated Assets required by subparagraphs (b)(5), (6), (7), (9), (10) and (11) and paragraph (f) of Rule 31a-1 under the 1940 Act and by Rule 17e-1(c)(2) under the 1940 Act and shall render to the Series Fund such periodic and special reports as its Board of Directors or the Manager may reasonably request.

             (vi) The Subadviser shall provide the Series Fund's custodian on each business day with information relating to all transactions concerning the Allocated Assets and shall provide the Manager with such information upon request of the Manager.

             (vii) The investment management services provided by the Subadviser hereunder are not exclusive, and the Subadviser shall be free to render similar services to others.

            (b) Services to be furnished by the Subadviser under this Agreement may be furnished through the medium of any directors, officers, or employees of the Subadviser or its affiliates.

            (c) The Subadviser shall keep the books and records with respect to the Allocated Assets required to be maintained by the Subadviser pursuant to paragraph 1(a)(v) hereof and shall timely furnish to the Manager or the Series Fund's custodian all information relating to the Subadviser's services hereunder needed to keep the other books and records of the Fund required by Rules 17e-1(c)(2) and 31a-1 under the 1940 Act. The Subadviser agrees that all records which it maintains for the Fund are the property of the Fund and the Subadviser will surrender promptly to the Fund any of such records upon the Fund's request, provided however that the Subadviser may retain a copy of such records. The Subadviser further agrees to preserve for the periods prescribed by Rules 17e-1(c)(2) and 31a-2 under the 1940 Act any such records as are required to be maintained by it pursuant to paragraph 1(a)(v) hereof.

            (d) The Subadviser agrees to maintain procedures adequate to ensure its compliance with the 1940 Act, the Investment Advisers Act of 1940 (the "Advisers Act"), and other applicable state and federal laws and regulations.

            (e) The Subadviser shall furnish to the Manager, upon the Manager's reasonable request, copies of all records prepared in connection with
        (i) the performance of this Agreement and (ii) the maintenance of compliance procedures pursuant to paragraph 1(d) hereof.

            (f) The Subadviser agrees to provide upon reasonable request of the Manager or the Series Fund, information regarding the Subadviser, including but not limited to background information about the Subadviser and its personnel and performance data, for use in connection with efforts to promote the Series Fund and the sale of its shares.

           2. The Manager shall continue to have responsibility for all services to be provided to the Fund pursuant to the Management Agreement and shall oversee and review the Subadviser's performance of its duties under this Agreement.

           3. The Series Fund shall pay the Subadviser, for the services provided and the expenses assumed pursuant to this Subadvisory Agreement, a fee at an annual rate of 0.50% of the average daily Net Allocated Assets up to and including $50 million, plus a fee at an annual rate of 0.45% of the average daily Net Allocated Assets over $50 million and up to and including $100 million, plus a fee at an annual rate of 0.40% of the average daily Net Allocated Assets over $100 million. The term "Net Allocated Assets" means the Allocated Assets less related liabilities as determined by the Manager or its designee. This fee will be computed daily and paid monthly.

           4. The Subadviser shall not be liable for any loss suffered by the Series Fund or the Manager as a result of any negligent act or error of judgment of the Subadviser in connection with the matters to which this Agreement relates, except a loss resulting from a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages shall be limited to the period and the amount set forth in
     Section 36(b)(3) of the 1940 Act) or loss resulting from willful misfeasance, bad faith or gross negligence on the Subadviser's part in the performance of its duties or from its reckless disregard of its obligations and duties under this Agreement. The Series Fund shall indemnify the Subadviser and hold it harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Subadviser resulting from actions from which it is relieved of responsibility by this paragraph. The Subadviser shall indemnify the Series Fund and the Manager and hold them harmless from all loss, cost, damage and expense, including reasonable expenses for legal counsel, incurred by the Series Fund and the Manager resulting from actions from which the Subadviser is not relieved of responsibility by this paragraph.

           5. This Agreement shall continue in effect for a period of more than two years from the date hereof only so long as such continuance is specifically approved at least annually in conformity with the requirements of the 1940 Act; provided, however, that this Agreement may be terminated by the Fund at any time, without the payment of any penalty, by the Board of Directors of the Series Fund or by vote of a majority of the outstanding voting securities (as defined in the 1940 Act) of the Fund, or by the Manager or the Subadviser at any time, without the payment of any penalty, on not more than 60 days' nor less than 30 days' written notice to the other party. This Agreement shall terminate automatically in the event of its assignment (as defined in the 1940 Act) or upon the termination of the Management Agreement.

           6. Nothing in this Agreement shall limit or restrict the right of any of the Subadviser's directors, officers, or employees to engage in any other business or to devote his or her time and attention in part to the management or other aspects of any business, whether of a similar or dissimilar nature, nor limit the Subadviser's right to engage in any other business or to render services of any kind to any other corporation, firm, individual, or association, except as described in Paragraph 1(a)(vii) above.

           7. During the term of this Agreement, the Manager agrees to furnish the Subadviser at its principal office all prospectuses, proxy statements, reports to shareholders, sales literature or other material prepared for distribution to shareholders of the Fund or the public, which refer to the Subadviser in any way, prior to use thereof and not to use material if the Subadviser reasonably objects in writing five business days (or such other time as may be mutually agreed) after receipt thereof. Such materials may be furnished to the Subadviser hereunder by first class mail, overnight delivery service, facsimile transmission equipment, or hand delivery.

           8. This Agreement may be amended by mutual consent, but the consent of the Series Fund must be obtained in conformity with the requirements of the 1940 Act.

           9. Except as otherwise specifically provided in this Agreement, any notice or other communication required to be given pursuant to this Agreement shall be deemed duly given if delivered or mailed by certified or registered mail, return receipt requested and postage prepaid, (1) to the American Odyssey Funds, Inc. at Two Tower Center, East Brunswick, New Jersey 08816, Attention: President; (2) to American Odyssey Funds Management, Inc. at Two Tower Center, East Brunswick, New Jersey 08816,
     Attention: Secretary; or (3) to SG Cowen Securities Corporation, at Financial Square, New York, New York 10005, Attention: President.

          10. This Agreement shall be governed by the laws of the State of New Jersey.

          11. This Agreement may be executed in two or more counterparts, which taken together shall constitute one and the same instrument.





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